SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2004

REMOTE DYNAMICS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-26140	51-0352879
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification Number)

1155 Kas Drive, Suite 100, Richardson, Texas 75081
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 301-2000

(Former Name or Former Address, if Changed Since Last Report)

Item 8.01. Other Events.
SIGNATURES

Item 8.01. Other Events.

     At the December 15, 2004 special meeting of stockholders of Remote Dynamics, Inc. (the “Company”), the Company’s stockholders approved a proposal granting anti-dilution protections in the event of a dilutive stock issuance by the Company that are contained in two October 1, 2004 stock purchase warrants to purchase 1,000,000 and 625,000 shares of the Company’s common stock, respectively, issued to a private investor in connection with such investor’s purchase of 5,000 shares of the Company’s Series A Preferred Stock. Such dilutive issuance anti-dilution protections authorize the issuance of additional shares of the Company’s common stock if such anti-dilution protections are triggered.

     There were 3,690,699 shares of the Company’s common stock represented in person or by proxy at the December 15, 2004 special meeting, of which 3,275,989 shares (approximately 88.8% of the shares present at the special meeting) voted for the proposal described above, 414,585 shares (approximately 11.2% of the shares present at the special meeting) voted against proposal and 125 shares abstained from the vote on the proposal.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMOTE DYNAMICS, INC.
/s/ J. Raymond Bilbao
J. Raymond Bilbao
Senior Vice President, General Counsel and Secretary

Date: December 20, 2004